Emergent BioSolutions Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Financial Information
On February 15, 2023, Emergent BioSolutions Inc. (“Emergent”), through its wholly owned subsidiaries Emergent International Inc. and Emergent Travel Health Inc. (collectively the “Company”) entered into a Purchase and Sale Agreement (the “Definitive Agreement”) with Bavarian Nordic (“Bavarian”) for the sale of the Company’s travel health business (the “Travel Health” or the “Business”), including rights to (i) Vivotif®, the licensed typhoid vaccine, (ii) Vaxchora®, the licensed cholera vaccine, (iii) the development-stage chikungunya vaccine candidate CHIKV VLP, and (iv) the Company’s manufacturing site in Bern, Switzerland and certain of its development facilities in San Diego, California — (collectively, the “Business Disposition”). Under the Definitive Agreement, Bavarian will pay a cash purchase price of $270.0 million at closing, subject to customary adjustments for cash, indebtedness, working capital and transaction expenses of the business at closing; Bavarian will also pay milestone payments of up to $80.0 million related to the development of CHIKV VLP and receipt of marketing approval and authorization in the US and Europe, as well as earnout payments of up to $30.0 million based on aggregate net sales of Vaxchora and Vivotif in calendar year 2026. On May 15, 2023, the Company successfully completed the Business Disposition and, after closing adjustments, received approximately $270.0 million in gross cash proceeds from Bavarian, subject to limited post-closing adjustments.
The following unaudited pro forma consolidated financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and has been prepared subject to the assumptions and adjustments as described in the notes thereto. Specifically, the unaudited pro forma consolidated financial information set forth below reflects the effects of the Business Disposition on Emergent’s (i) Condensed Consolidated Balance Sheet as of March 31, 2023 as if the Business disposition had occurred on that date, and (ii) Condensed Consolidated Statement of Operations for the three months ended March 31, 2023 and year ended December 31, 2022, as if the Business Disposition had occurred on January 1, 2023 and January 1, 2022, respectively. Management believes that the assumptions used and adjustments made are reasonable under the circumstances and given the information available.
The following unaudited pro forma consolidated financial information is for illustrative and informational purposes only and is not necessarily indicative of the financial condition or results of operations of the Company that would have occurred if the Business Disposition had occurred on the dates indicated, nor is it indicative of the future financial condition or results of operations of the Company. The unaudited Pro Forma Consolidated Statements of Operations also do not reflect the gain from the Business Disposition, potential actions to reduce corporate overhead, potential tax or hedging strategies in the Business Disposition. In addition, the unaudited Pro Forma Consolidated Statements of Operations do not include any adjustments with respect to certain expenses recorded that were related to non-recurring events both related and unrelated to the Business Disposition.
The unaudited pro forma consolidated financial information should be read in conjunction with:
•The accompanying notes to the unaudited pro forma condensed consolidated financial statements;
•Emergent’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022;
•Emergent’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023; and
•The risks described under "Cautionary Note Regarding Forward-Looking Statements" and under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and any updates to those risks or new risks contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.
Capitalized terms used and not defined in the Company’s unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2023 and the accompanying notes thereto and in the Company’s unaudited Pro Forma Condensed Consolidated statement of operations for the three months ended March 31, 2023 and the accompanying notes thereto have the meanings ascribed to them in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 filed with the SEC. Capitalized terms used and not defined in the Company’s unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022 and the accompanying notes thereto have the meanings ascribed to them in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2023
(in millions, except per share data)
(unaudited)

	Emergent BioSolutions Inc.	Travel Health Business			Emergent BioSolutions Inc.
	Historical (A)	Disposition Adjustments (B)	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$430.2	$—	$—		$430.2
Accounts receivable, net	155.9	—	—		155.9
Inventories, net	367.9	—	—		367.9
Prepaid expenses and other current assets	41.7	—	—		41.7
Assets held for sale	225.6	(225.6)	—		—
Total current assets	1,221.3	(225.6)	—		995.7

Property, plant and equipment, net	716.8	—	—		716.8
Intangible assets, net	608.9	—	—		608.9
Goodwill	218.2	—	—		218.2
Other assets	184.6	—	—		184.6
Total assets	$2,949.8	$(225.6)	$—		$2,724.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$124.2	—	—		$124.2
Accrued expenses	21.3	—	—		21.3
Accrued compensation	56.8	—	—		56.8
Debt, current portion	950.7	—	(266.0)	C	684.7
Other current liabilities	25.2	—	16.0	D	41.2
Liabilities held for sale	37.5	(37.5)	—		—
Total current liabilities	1,215.7	(37.5)	(250.0)		928.2

Debt, net of current portion	447.7	—	—		447.7
Deferred tax liability	59.7	—	—		59.7
Other liabilities	24.1	—	—		24.1
Total liabilities	1,747.2	(37.5)	(250.0)		1,459.7

Stockholders’ equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued and outstanding	—	—	—		—
Common stock, $0.001 par value; 200.0 shares authorized, 56.0 shares issued; 50.4 shares outstanding, respectively.	0.1	—	—		0.1
Treasury stock, at cost, 5.6 common shares, respectively	(227.7)	—	—		(227.7)
Additional paid-in capital	878.2	—	—		878.2
Accumulated other comprehensive income (loss), net	1.0	—	—		1.0
Retained earnings	551.0	(188.1)	250.0	D	612.9
Total stockholders’ equity	1,202.6	(188.1)	250.0		1,264.5
Total liabilities and stockholders’ equity	$2,949.8	$(225.6)	$—		$2,724.2
The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2023
(in millions, except per share data)
(unaudited)

	Emergent BioSolutions Inc.	Travel Health Business			Emergent BioSolutions Inc.
	Historical (A)	Disposition Adjustments (B)	Pro Forma Adjustments		Pro Forma
Revenues:
Product sales, net	$143.4	$(5.8)	$—		$137.6
CDMO:
Services	13.4	—	—		13.4
Leases	1.8	—	—		1.8
Total CDMO	15.2	—	—		15.2
Contracts and grants	6.5	—	—		6.5
Total revenues	165.1	(5.8)	—		159.3

Operating expenses:
Cost of product sales	102.9	(6.7)	—		96.2
Cost of CDMO	52.2	—	—		52.2
Research and development	40.6	(19.2)	—		21.4
Selling, general and administrative	100.5	(4.8)	4.0	E	99.7
Amortization of intangible assets	17.0	(0.9)	—		16.1
Total operating expenses	313.2	(31.6)	—		281.6

Income (loss) from operations	(148.1)	25.8	(4.0)		(126.3)

Other income (expense):
Interest expense	(17.9)	—	4.2	F	(13.7)
Other, net	4.9	1.0	—		5.9
Total other income (expense), net	(13.0)	1.0	4.2		(7.8)

Income (loss) before income taxes	(161.1)	26.8	0.2		(134.1)
Income tax provision	21.9	19.9	—	G	41.8
Net income (loss)	$(183.0)	$6.9	$0.2		$(175.9)

Net income (loss) per common share
Basic	$(3.65)				$(3.50)
Diluted	$(3.65)				$(3.50)

Shares used in computing net income (loss) per common share
Basic	50.2				50.2
Diluted	50.2				50.2
The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2022
(in millions, except per share data)
(unaudited)

	Emergent BioSolutions Inc.	Travel Health Business			Emergent BioSolutions Inc.
	Historical (A)	Disposition Adjustments (B)	Pro Forma Adjustments		Pro Forma
Revenues:
Product sales, net	$966.2	$(13.0)	$—		$953.2
CDMO:
Services	108.4	—	—		108.4
Leases	4.9	—	—		4.9
Total CDMO	113.3	—	—		113.3
Contracts and grants	41.4	—	—		41.4
Total revenues	1,120.9	(13.0)	—		1,107.9

Operating expenses:
Cost of product sales	424.1	(18.8)	—		405.3
Cost of CDMO	269.6	—	—		269.6
Research and development	193.0	(94.7)	—		98.3
Selling, general and administrative	340.3	(11.2)	4.0	E	333.1
Goodwill impairment	6.7	—	—		6.7
Amortization of intangible assets	59.9	(6.9)	—		53.0
Total operating expenses	1,293.6	(131.6)	4.0		1,166.0

Income (loss) from operations	(172.7)	118.6	(4.0)		(58.1)

Other income (expense):
Interest expense	(37.3)	—	8.1	F	(29.2)
Other, net	(11.7)	0.2	—		(11.5)
Total other income (expense), net	(49.0)	0.2	8.1		(40.7)

Income (loss) before income taxes	(221.7)	118.8	4.1		(98.8)
Income tax provision (benefit)	2.1	(5.4)	0.9	G	(2.4)
Net income (loss)	$(223.8)	$124.2	$3.2		$(96.4)

Net income (loss) per common share
Basic	$(4.47)				$(1.92)
Diluted	$(4.47)				$(1.92)

Shares used in computing net income (loss) per common share
Basic	50.1				50.1
Diluted	50.1				50.1
The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(unaudited, dollar amounts in tables in millions)
Note 1. Basis of Presentation
The Company’s unaudited pro forma condensed consolidated financial information has been compiled from underlying financial statements prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). They reflect the completed travel health business disposition, including the receipt of $270.0 million of cash consideration, adjusted for working capital and other certain closing adjustments. The unaudited pro forma condensed consolidated financial information should be read in conjunction with:
•The accompanying notes to the unaudited pro forma condensed consolidated financial statements;
•The Company’s unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023;
•The Company’s s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022; and
•The risks described under "Cautionary Note Regarding Forward-Looking Statements" and under "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any updates to those risk or new risks contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.
These unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of earnings of the Company as of such date or for such periods, nor are they necessarily indicative of future results.

Note 2. Pro Forma Adjustments
The following are notes to the unaudited pro forma financial information as of March 31, 2023 and December 31, 2022:

(A) Reflects amounts as originally reported by the Company in its Annual Report on Form 10-K for the year ended December 31, 2022 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

(B) Represents the operations, assets, liabilities and equity of Travel Health included within the Company’s consolidated financial statements as well as the impact of the removal of the Travel Health business on the effective tax rate.

(C) Adjustment reflects the expected pay down of the Revolving Credit Facility with cash proceeds from the sale of the Travel Health business, net of estimated transaction costs:

Total proceeds from sale of Travel Health	$270.0
Less: Transaction costs	(4.0)
Net proceeds used to pay down debt	$266.0

The Company is entitled to contingent consideration from the sale tied to certain earn-out and milestone payments in future periods. The Company accounts for this contingent consideration using the loss recovery method and, as such, the $270.0 million of total proceeds excludes any potential contingent consideration.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(unaudited, dollar amounts in tables in millions)
(D) Adjustment reflects the pro forma gain of $78.0 million ($62.0 million net of tax) arising from the transaction as if it had occurred as of March 31, 2023:

Gross proceeds from sale of Travel Health	$270.0
Less: Carrying value of Travel Health	(188.1)
Less: Transaction costs	(4.0)
Pro forma gain before tax	$78.0
Income tax provision	(16.0)
Pro forma net gain after tax	$61.9

The amount of the actual gain and related tax effect will be calculated based on the net book value of the sold business as of the closing of the transaction and therefore, could differ from the current estimate. See footnote (G) regarding the basis for the income tax effect.

(E) Adjustment reflects $4.0 million of transaction expenses incurred related to the sale of Travel Health.

(F) Adjustment reflects the reduction of $8.1 million and $4.2 million of interest expense for the year ending December 31, 2022 and three months ending March 31, 2023, respectively, as a result of the expected pay down of the Revolving Credit Facility.

(G) Adjustment reflects the estimated income tax effect of the pro forma adjustments at the US statutory rate. Management believes the statutory rate is a reasonable basis to estimate the tax adjustments necessary for the pro forma. Management understands the effect rate may differ from estimates when producing actual operating results. Note that the tax effect of adjustments for the three months ended March 31, 2023 is inconsequential.